FOR IMMEDIATE RELEASE	EXHIBIT 99.1

Waste Management Announces Second Quarter Earnings

Strong Organic Revenue Growth Continues to Drive Increases in Net Income and Cash Flow

HOUSTON – July 26, 2017– Waste Management, Inc. (NYSE: WM) today announced financial results for its quarter ended June 30, 2017. Revenues for the second quarter of 2017 were $3.68 billion compared with $3.43 billion for the same 2016 period. Net income for the quarter was $362 million, or $0.81 per diluted share, compared with net income of $287 million, or $0.64 per diluted share, for the second quarter of 2016.(a) On an as-adjusted basis, excluding certain items, net income was $329 million, or $0.74 per diluted share, in the second quarter of 2016.(b)

Jim Fish, President and Chief Executive Officer of Waste Management, commented, “We are hitting on all cylinders right now with the cash generating strength of our business shining brightly in 2017.  We achieved the highest quarterly operating EBITDA in our history, with operating EBITDA growing about 8.0% in the second quarter when compared to the second quarter of 2016.(c) Our strong operational performance led to record free cash flow generation in the first half of 2017.(b) Together, our strong core price results, robust volume growth, and continued cost improvement focus led to earnings per diluted share growth of almost 10%.(b)”

KEY HIGHLIGHTS FOR THE SECOND QUARTER 2017

•     Overall revenue increased by 7.4%, or $252 million. The revenue increase was driven by positive yield and volume in the Company’s collection and disposal business, which contributed $158 million to revenue growth, and higher recycling commodity prices and volumes, which contributed $90 million of revenue growth.

•     Core price, which consists of price increases net of rollbacks, plus fees other than the Company’s fuel surcharge, was 4.7%.(d)

•     Internal revenue growth from yield for collection and disposal operations was 1.9%.

•     Internal revenue growth from volume in the Company’s traditional solid waste business was 3.2% in the second quarter of 2017.  Total Company internal revenue growth from volume was 3.4% in the second quarter of 2017.

•     As a percent of revenue, operating expenses were 62.3% in the second quarter of 2017, as compared to 62.2% in the second quarter of 2016.  Operating expenses as a percentage of revenue in the Company’s traditional solid waste business improved about 70 basis points during the quarter, though that margin improvement was offset by growth in the Company’s lower margin recycling brokerage business and higher fuel costs.

•     As a percent of revenue, SG&A expenses were 9.6%, a 30 basis point improvement over the prior year quarter.

•     Net cash provided by operating activities was $813 million, compared to $762 million in the second quarter of 2016, an increase of 6.7%.

•     Capital expenditures were $299 million, compared to $312 million in the second

FOR MORE INFORMATION Waste Management Web site www.wm.com Analysts Ed Egl 713.265.1656 eegl@wm.com Media Toni Beck 713.394.5093 tbeck3@wm.com quarter of 2016.

•     Free cash flow was $520 million in the second quarter of 2017, compared to $461 million in the second quarter of 2016, an increase of 12.8%.(b)

•     The Company returned $437 million to shareholders during the second quarter, paying $187 million in dividends and repurchasing $250 million of its common stock.

•     The effective tax rate was approximately 36.6%.

Fish concluded, “Based upon our strong start to 2017, we are on track to meet the upper end of our full-year 2017 guidance of adjusted earnings per diluted share of between $3.14 and $3.18 and free cash flow of between $1.5 and $1.6 billion. (b)  In the third quarter, we expect to enter agreements to repurchase $500 million of the Company’s common stock.  We’re proud of the performance our employees have delivered and confident that will continue. Accordingly, we expect our earnings will continue to grow throughout the remainder of 2017, which in turn will continue to drive robust cash flow to be deployed for the benefit of our business and shareholders.”

(a)             For purposes of this press release, all references to “Net income” refer to the financial statement line items “Net income attributable to Waste Management, Inc.”.

(b)             This press release contains a discussion of non-GAAP measures, as defined in Regulation G of the Securities Exchange Act of 1934, as amended. The Company reports its financial results in compliance with GAAP, but believes that also discussing non-GAAP measures provides investors with (i) additional, meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance and are not representative or indicative of its results of operations and (ii) financial measures the Company uses in the management of its business. Accordingly, net income, earnings per diluted share, and earnings growth have been presented in certain instances excluding items identified in the reconciliations provided.

The Company’s projected full-year 2017 earnings per diluted share is not based on GAAP net earnings per diluted share and are anticipated to be adjusted to exclude the effects of events or circumstances in 2017 that are not representative or indicative of the Company’s results of operations, including the items excluded from our as-adjusted first quarter results.  Projected GAAP earnings per diluted share for the full year would require inclusion of the projected impact of future excluded items, including items that are not currently determinable, but may be significant, such as asset impairments and one-time items, charges, gains or losses from divestitures or litigation, or other items. Due to the uncertainty of the likelihood, amount and timing of any such items, the Company does not have information available to provide a quantitative reconciliation of adjusted projected full year earnings per diluted share to a GAAP earnings per diluted share projection.

The Company also discusses free cash flow and provides a projection of free cash flow. Free cash flow is a non-GAAP measure. The Company discusses free cash flow because the Company believes that it is indicative of its ability to pay its quarterly dividends, repurchase common stock, fund acquisitions and other investments and, in the absence of refinancings, to repay its debt obligations. Free cash flow is not intended to replace “Net cash provided by operating activities,” which is the most comparable U.S. GAAP measure. However, the Company believes free cash flow gives investors useful insight into how the Company views its liquidity. Nevertheless, the use of free cash flow as a liquidity measure has material limitations because it excludes certain expenditures that are required or that the Company has committed to, such as declared dividend payments and debt service requirements. The Company defines free cash flow as net cash provided by operating activities, less capital expenditures, plus proceeds from divestitures of businesses and other assets (net of cash divested); this definition may not be comparable to similarly titled measures reported by other companies.

The quantitative reconciliations of non-GAAP measures used herein to the most comparable GAAP measures are included in the accompanying schedules, with the exception of projected earnings per diluted share.  Non-GAAP measures should not be considered a substitute for financial measures presented in accordance with GAAP, and investors are urged to take into account GAAP measures as well as non-GAAP measures in evaluating the Company.

(c)             Management defines operating EBITDA as GAAP income from operations before depreciation and amortization; this measure may not be comparable to similarly titled measures reported by other companies.

(d)             Core price is a performance metric used by management to evaluate the effectiveness of the Company’s pricing strategies; it is not derived from the Company’s financial statements and may not be comparable to measures presented by other companies.  Core price is based on certain historical assumptions, which differs from actual results, to allow for comparability between reporting periods and to reveal trends in results over time.

The Company will host a conference call at 10:00 AM (Eastern) today to discuss the second quarter 2017 results. Information contained within this press release will be referenced and should be considered in conjunction with the call.

The conference call will be webcast live from the Investor Relations section of Waste Management’s website www.wm.com. To access the conference call by telephone, please dial (877) 710-6139 approximately 10 minutes prior to the scheduled start of the call. If you are calling from outside of the United States or Canada, please dial (706) 643-7398. Please utilize conference ID number 51149867 when prompted by the conference call operator.

A replay of the conference call will be available on the Company’s website www.wm.com and by telephone from approximately 1:00 PM (Eastern) Wednesday, July 26, 2017 through 5:00 PM (Eastern) on Wednesday, August 9, 2017. To access the replay telephonically, please dial (855) 859-2056, or from outside of the United States or Canada dial (404) 537-3406, and use the replay conference ID number 51149867.

The Company, from time to time, provides estimates of financial and other data, comments on expectations relating to future periods and makes statements of opinion, view or belief about current and future events. This press release contains a number of such forward-looking statements, including but not limited to statements regarding 2017 earnings per diluted share; 2017 free cash flow; 2017 share repurchases; and all statements regarding future business performance and growth. You should view these statements with caution. They are based on the facts and circumstances known to the Company as of the date the statements are made. These forward-looking statements are subject to risks and uncertainties that could cause actual results to be materially different from those set forth in such forward-looking statements, including but not limited to, increased competition; pricing actions; failure to implement our optimization, growth, and cost savings initiatives and overall business strategy; failure to identify acquisition targets and negotiate attractive terms; failure to consummate or integrate such acquisitions; failure to obtain the results anticipated from acquisitions; environmental and other regulations; commodity price fluctuations; disposal alternatives and waste diversion; declining waste volumes; failure to develop and protect new technology; significant environmental or other incidents resulting in liabilities and brand damage; weakness in economic conditions; failure to obtain and maintain necessary permits; labor disruptions; impairment charges; and exposure to  litigation and governmental proceedings.  Please also see the Company’s filings with the SEC, including Part I, Item 1A of the Company’s most recently filed Annual Report on Form 10-K, for additional information regarding these and other risks and uncertainties applicable to our business.  The Company assumes no obligation to update any forward-looking statement, including financial estimates and forecasts, whether as a result of future events, circumstances or developments or otherwise.

ABOUT WASTE MANAGEMENT

Waste Management, based in Houston, Texas, is the leading provider of comprehensive waste management services in North America. Through its subsidiaries, the company provides collection, transfer, recycling and resource recovery, and disposal services. It is also a leading developer, operator and owner of landfill gas-to-energy facilities in the United States. The company’s customers include residential, commercial, industrial, and municipal customers throughout North America. To learn more information about Waste Management, visit www.wm.com or www.thinkgreen.com.

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Waste Management, Inc.

Condensed Consolidated Statements of Operations

(In Millions, Except Per Share Amounts)

(Unaudited)

	Quarters Ended June 30,
	2017	2016

Operating revenues	$3,677	$3,425

Costs and expenses:
Operating	2,290	2,130
Selling, general and administrative	353	340
Depreciation and amortization	356	340
Restructuring	1	2
Expense from divestitures, asset impairments and unusual items, net	4	2
	3,004	2,814
Income from operations	673	611

Other income (expense):
Interest expense, net	(90)	(93)
Equity in net losses of unconsolidated entities	(13)	(16)
Other, net	-	(43)
	(103)	(152)

Income before income taxes	570	459
Income tax expense	209	173
Consolidated net income	361	286
Less: Net loss attributable to noncontrolling interests	(1)	(1)
Net income attributable to Waste Management, Inc.	$362	$287

Basic earnings per common share	$0.82	$0.65

Diluted earnings per common share	$0.81	$0.64

Basic common shares outstanding	441.9	444.0

Diluted common shares outstanding	444.4	446.7

Cash dividends declared per common share	$0.425	$0.41

(1)

Waste Management, Inc.

Earnings Per Share

(In Millions, Except Per Share Amounts)

(Unaudited)

	Quarters Ended June 30,
	2017	2016

EPS Calculation:

Net income attributable to Waste Management, Inc.	$362	$287

Number of common shares outstanding at end of period	439.7	441.7
Effect of using weighted average common shares outstanding	2.2	2.3
Weighted average basic common shares outstanding	441.9	444.0
Dilutive effect of equity-based compensation awards and other contingently issuable shares	2.5	2.7
Weighted average diluted common shares outstanding	444.4	446.7

Basic earnings per common share	$0.82	$0.65

Diluted earnings per common share	$0.81	$0.64

(2)

 Waste Management, Inc.

 Condensed Consolidated Statements of Operations

 (In Millions, Except Per Share Amounts)

 (Unaudited)

	Six Months Ended June 30,
	2017	2016

Operating revenues	$7,117	$6,601

Costs and expenses:
Operating	4,456	4,123
Selling, general and administrative	743	702
Depreciation and amortization	684	652
Restructuring	2	4
Expense from divestitures, asset impairments and unusual items, net	1	1
	5,886	5,482
Income from operations	1,231	1,119

Other income (expense):
Interest expense, net	(182)	(188)
Equity in net losses of unconsolidated entities	(45)	(23)
Other, net	-	(53)
	(227)	(264)

Income before income taxes	1,004	855
Income tax expense	346	313
Consolidated net income	658	542
Less: Net loss attributable to noncontrolling interests	(2)	(3)
Net income attributable to Waste Management, Inc.	$660	$545

Basic earnings per common share	$1.49	$1.22

Diluted earnings per common share	$1.49	$1.22

Basic common shares outstanding	441.6	445.0

Diluted common shares outstanding	444.4	447.5

Cash dividends declared per common share	$0.85	$0.82

(3)

 Waste Management, Inc.

 Earnings Per Share

 (In Millions, Except Per Share Amounts)

 (Unaudited)

	Six Months Ended June 30,
	2017	2016

EPS Calculation:

Net income attributable to Waste Management, Inc.	$660	$545

Number of common shares outstanding at end of period	439.7	441.7
Effect of using weighted average common shares outstanding	1.9	3.3
Weighted average basic common shares outstanding	441.6	445.0
Dilutive effect of equity-based compensation awards and other contingently issuable shares	2.8	2.5
Weighted average diluted common shares outstanding	444.4	447.5

Basic earnings per common share	$1.49	$1.22

Diluted earnings per common share	$1.49	$1.22

(4)

Waste Management, Inc.

Condensed Consolidated Balance Sheets

(In Millions)

	June 30,	December 31,
	2017	2016
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$32	$32
Receivables, net	2,077	2,132
Other	217	212
Total current assets	2,326	2,376

Property and equipment, net	11,002	10,950
Goodwill	6,248	6,215
Other intangible assets, net	573	591
Other assets	690	727
Total assets	$20,839	$20,859

Liabilities and Equity

Current liabilities:
Accounts payable, accrued liabilities, and deferred revenues	$2,380	$2,377
Current portion of long-term debt	390	417
Total current liabilities	2,770	2,794

Long-term debt, less current portion	8,667	8,893
Other liabilities	3,895	3,852
Total liabilities	15,332	15,539

Equity:
Waste Management, Inc. stockholders’ equity	5,486	5,297
Noncontrolling interests	21	23
Total equity	5,507	5,320
Total liabilities and equity	$20,839	$20,859

(5)

Waste Management, Inc.

Condensed Consolidated Statements of Cash Flows

(In Millions)

(Unaudited)

	Six Months Ended June 30,
	2017	2016

Cash flows from operating activities:
Consolidated net income	$658	$542
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	684	652
Other	159	162
Change in operating assets and liabilities, net of effects of acquisitions and divestitures	33	138
Net cash provided by operating activities	1,534	1,494

Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(51)	(572)
Capital expenditures	(631)	(629)
Proceeds from divestitures of businesses and other assets (net of cash divested)	13	24
Other, net	(8)	(9)
Net cash used in investing activities	(677)	(1,186)

Cash flows from financing activities:
New borrowings	86	2,094
Debt repayments	(627)	(1,517)
Net commercial paper borrowings	253	-
Common stock repurchase program	(250)	(500)
Cash dividends	(381)	(364)
Exercise of common stock options	86	44
Tax payments associated with equity-based compensation transactions	(47)	(23)
Other, net	23	(43)
Net cash used in financing activities	(857)	(309)

Effect of exchange rate changes on cash and cash equivalents	-	1

Increase (decrease) in cash and cash equivalents	-	-
Cash and cash equivalents at beginning of period	32	39
Cash and cash equivalents at end of period	$32	$39

Prior year information has been revised to reflect the adoption of ASU 2016-09 and conform to our current year presentation.

(6)

Waste Management, Inc.

Summary Data Sheet

(Dollar Amounts in Millions)

(Unaudited)

	Quarters Ended
	June 30,	March 31,	June 30,
	2017	2017	2016
Operating Revenues by Lines of Business

Collection
Commercial	$917	$911	865
Residential	632	621	622
Industrial	654	603	613
Other	123	100	111
Total Collection	2,326	2,235	2,211
Landfill	864	739	792
Transfer	414	366	391
Recycling	375	372	290
Other	437	400	407
Intercompany (a)	(739)	(672)	(666)
Operating revenues	$3,677	$3,440	$3,425

	Quarters Ended
	June 30, 2017		June 30, 2016

Analysis of Change in Year Over Year Revenues	Amount	As a % of Total Company	Amount	As a % of Total Company
Average yield (i)	$153	4.5%	$56	1.7%
Volume	115	3.4%	12	0.4%
Internal revenue growth	268	7.9%	68	2.1%
Acquisition	9	0.2%	64	1.9%
Divestitures	(17)	-0.5%	(12)	-0.4%
Foreign currency translation	(8)	-0.2%	(10)	-0.3%
	$252	7.4%	$110	3.3%

	Amount	As a % of Related Business	Amount	As a % of Related Business
(i) Average yield
Collection and disposal	$57	1.9%	$77	2.6%
Recycling commodities	76	27.4%	3	1.1%
Fuel surcharges and mandated fees	20	18.2%	(24)	-17.8%
Total	$153	4.5%	$56	1.7%

	Quarters Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Free Cash Flow Analysis (b) (c)

Net cash provided by operating activities	$813	$762	$1,534	$1,494
Capital expenditures	(299)	(312)	(631)	(629)
Proceeds from divestitures of businesses
and other assets (net of cash divested)	6	11	13	24
Free cash flow	$520	$461	$916	$889

(a)      Intercompany revenues between lines of business are eliminated within the Condensed Consolidated Financial Statements included herein.

(b)      The summary of free cash flows has been prepared to highlight and facilitate understanding of the principal cash flow elements.  Free cash flow is not a measure of financial performance under generally accepted accounting principles and is not intended to replace the consolidated statement of cash flows that was prepared in accordance with generally accepted accounting principles.

(c)       Prior year information has been revised to reflect the adoption of ASU 2016-09 and conform to our current year presentation.

(7)

Waste Management, Inc.

Summary Data Sheet

(Dollar Amounts in Millions)

(Unaudited)

	Quarters Ended
	June 30,	March 31,	June 30,
	2017	2017	2016
Balance Sheet Data

Cash and cash equivalents	$32	$30	$39

Debt-to-total capital ratio:
Long-term indebtedness, including current
portion	$9,057	$9,042	$9,530
Total equity	5,507	5,538	5,228
Total capital	$14,564	$14,580	$14,758

Debt-to-total capital	62.2%	62.0%	64.6%

Capitalized interest	$3	$2	$3

Acquisition Summary (a)

Gross annualized revenue acquired	$34	$7	$21

Total consideration	$48	$10	$37

Cash paid for acquisitions	$41	$10	$35

Other Operational Data

Internalization of waste, based on disposal costs	66.3%	65.7%	65.6%

Total landfill disposal volumes (tons in millions)	29.0	25.3	26.7

Active landfills	247	248	248

Sites accepting waste at the end of each period presented	233	234	233

Amortization, Accretion and Other Expenses for
Landfills Included in Operating Groups:
Landfill amortization expense -
Cost basis of landfill assets	$104.4	$89.5	$96.7
Asset retirement costs	32.8	23.8	18.4
Total landfill amortization expense (b) (c)	137.2	113.3	115.1
Accretion and other related expense	19.5	19.3	19.2
Landfill amortization, accretion and other related expense	$156.7	$132.6	$134.3

(a)      Represents amounts associated with business acquisitions consummated during the indicated periods except for Cash paid for acquisitions, which may include cash payments for business acquisitions consummated in prior quarters.

(b)      The quarter ended June 30, 2017 as compared to the quarter ended March 31, 2017 reflects an increase in amortization expense of approximately $23.9 million due to an increase in volumes, primarily due to seasonality.

(c)       The quarter ended June 30, 2017 as compared to the quarter ended June 30, 2016 reflects an increase in amortization expense of approximately $22.1 million due to increased volumes and changes in landfill estimates identified in both quarters.

(8)

Waste Management, Inc.

Reconciliation of Certain Non-GAAP Measures

(Dollars In Millions, Except Per Share Amounts)

(Unaudited)

	Quarter Ended June 30, 2016
Adjusted Net Income and Earnings Per Diluted Share	After-Tax Amount	Per Share Amount
Net income and diluted EPS, as reported	$287	$0.64

Adjustments to net income and diluted EPS:
Expense from divestitures, asset and investment impairments and unusual items and restructuring charges	42	0.10
Adjusted net income and diluted EPS	$329	$0.74	(a)

	Quarters Ended June 30,
	2017	2016
Income from Operations and Operating EBITDA	Amount	Amount

Income from operations, as reported	$673	$611
Depreciation and amortization	356	340
Operating EBITDA, as reported (b)	$1,029	$951

	Quarter Ended June 30, 2016
Adjusted Tax Expense Reconciliation and Effective Tax Rate	Pre-tax Income	Tax Expense	Effective Tax Rate (c)
As reported amounts	$459	$173	37.6%

Adjustments:
Expense from divestitures, asset and investment impairments and unusual items and restructuring charges	45	3
As adjusted amounts	$504	$176	34.7%

(a)                Second quarter 2017 as reported earnings per diluted share increased $0.07, or almost 10%, as compared with adjusted results in second quarter 2016.

(b)                As reported operating EBITDA increased $78 million, or about 8%, as compared with as reported operating EBITDA in second quarter 2016.

(c)                 The Company calculates its effective tax rate based on actual dollars. Rounding differences occurred when the effective tax rate was calculated using Pre-tax Income and Tax Expense amounts included in the table above, as these items have been rounded in millions.

(9)

Waste Management, Inc.

Reconciliation of Certain Non-GAAP Measures

(Dollars In Millions)

(Unaudited)

	Quarter Ended June 30, 2017
Income from Operations and Income from Operations Margin	Amount		% of Revenues

Operating revenues, as reported	$3,677

Income from operations, as reported	$673	(a)	18.3%	(b)

	Quarter Ended June 30, 2016
Adjusted Income from Operations and Adjusted Income from Operations Margin	Amount		% of Revenues

Operating revenues, as reported	$3,425

Income from operations, as reported	611

Adjustments to income from operations:
Expense from divestitures, asset impairments and unusual items and restructuring charges	4
Adjusted income from operations	$615	(a)	18.0%	(b)

2017 Projected Free Cash Flow Reconciliation (c)
	Scenario 1		Scenario 2
Net cash provided by operating activities	$2,900		$3,000
Capital expenditures	(1,450)		(1,450)
Proceeds from divestitures of businesses and other assets (net of cash divested)	50		50
Free Cash Flow	$1,500		$1,600

(a)                As reported income from operations increased $58 million, or 9.4%, as compared with adjusted results in second quarter 2016.

(b)                As reported income from operations grew 30 basis points as a percent of revenues, as compared with adjusted results in second quarter 2016.

(c)                 The reconciliation includes two scenarios that illustrate our projected free cash flow range for 2017. The amounts used in the reconciliation are subject to many variables, some of which are not under our control and, therefore, are not necessarily indicative of actual results.

(10)